Exhibit 10.12

CONSENT AND SIXTH AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This CONSENT AND SIXTH AMENDMENT to Amended and Restated Loan and Security Agreement (this “Consent”) is entered into as of October 24, 2014, by and between Silicon Valley Bank (“Bank”) and Xactly Corporation, a Delaware corporation, and Centive, Inc., a Delaware corporation (individually and collectively, jointly and severally, “Borrower”) whose address is 225 West Santa Clara Street, Suite 1200, San Jose, California 95113.

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of August 20, 2012 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. Borrower has requested that Bank amend the Loan Agreement to (i) increase the amount available to be borrowed under the Revolving Line, (ii) extend the Revolving Line Maturity Date, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

C. Borrower has requested that Bank consent to the incurrence of debt in the aggregate principal amount of up to Twenty-Five Million Dollars ($25,000,000) (the “Mezzanine Loans”) from WF Fund IV Limited Partnership (c/o/b/ as Wellington Financial LP and Wellington Financial Fund IV) and Bank, which such Mezzanine Loans shall be secured by subordinate security interests in substantially all of each Borrower’s assets (such security interests are hereafter called the “Mezzanine Liens”).

D. Bank has agreed to so amend certain provisions of the Loan Agreement and consent to the Mezzanine Loans and the Mezzanine Liens, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Consent shall have the meanings given to them in the Loan Agreement.

2. Consent. Subject to the terms of Section 9 below, Bank hereby consents to (a) the incurrence of the Mezzanine Loans and agrees that the Mezzanine Loans shall be considered Permitted Indebtedness and shall not, in and of themselves, constitute an “Event of Default” under the Loan Agreement; and (b) the Mezzanine Liens and agrees that the Mezzanine Liens shall be considered Permitted Liens and shall not, in and of themselves, constitute an “Event of Default” under the Loan Agreement.

3. Amendments to Loan Agreement.

3.1 Section 2.4 (Fees). Section 2.4(a) is amended by adding the following at the end thereof:

and an additional fully earned, non-refundable renewal fee on August 20, 2015 in an amount equal to five-sixteenths of one percent (0.3125%) of the amount of the Revolving Line then in effect;

3.2 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(vii) is amended by deleting the phrase “one hundred twenty (120) days” therein and substituting in lieu thereof the phrase “one hundred eighty (180) days”.

3.3 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(v) is amended in its entirety and replaced with the following:

(v) within thirty (30) days after approved by Borrower’s board of directors, annual operating budgets (including income statements, balance sheets and cash flow statements, by quarter), for the upcoming or then-current fiscal year of Borrower, as applicable, together with any related business forecasts used in the preparation of such annual operating budgets.

3.4 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2 is amended by (a) deleting the period at the end of clause (xi) and substituting in lieu thereof “;”, (b) deleting the period at the end of clause (xii) and substituting in lieu thereof “;” and (c) amending clause (x) in its entirety and replacing it with the following and adding the following new clauses (xiii) and (xiv) to the end of Section 6.2:

(x) in the event that Borrower is or becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days after filing, all reports on Form 10-K, 10-Q and 8-K filed with the SEC or a link thereto on Borrower’s or another website on the Internet. Documents required to be delivered pursuant to this clause (ix) shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address;

(xiii) as soon as available, and in any event within thirty (30) days after completion, a copy of any 409A valuation completed after the Sixth Amendment Date; and

(xiv) as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower, a copy of Borrower’s capitalization table; provided that such capitalization table shall only be required if there have been updates to the capitalization table most recently delivered to Bank.

3.5 Section 6.9 (Financial Covenants. Section 6.9(c) is amended in its entirety and replaced with the following:

(c) Maximum Capital Expenditures. Borrower shall not have Capital Expenditures in excess of Three Million Dollars ($3,000,00) in the aggregate during fiscal year 2015 and each fiscal year thereafter; provided that up to Three Million Five Hundred Thousand Dollars ($3,500,000) of Borrower’s Capital Expenditures in connection with tenant improvements for Borrower’s leased location at 300 Park Avenue, Suite 1700, San Jose, CA 95110 shall be excluded for purposes of calculating Borrower’s compliance with this covenant.

3.6 Section 6.10 (Protection and Registration of Intellectual Property Rights). Section 6.10(b) is amended by replacing the word “immediately” in clause (ii) and replacing it with “promptly”.

3.7 Section 7.2 (Changes in Business, Management, Ownership Control, or Business Locations). The last paragraph in Section 7.2 is amended in its entirety and replaced with the following:

Notwithstanding anything to the contrary contained herein, Borrower shall not , without Bank’s prior written consent, permit Collateral having an aggregate value in excess of Two Hundred Fifty Thousand Dollars ($250,000) to be located at offices and business locations (whether new or existing) not unless Borrower has used commercially reasonable efforts to cause such landlords or bailees to enter into subject to landlord agreements or bailee agreements (as applicable) in favor of Bank and satisfactory to Bank in its sole discretion.

3.8 Section 8.3 (Material Adverse Change). Section 8.3 is amended in its entirety and replace with the following:

Intentionally Omitted.

3.9 Section 8.6 (Other Agreements). Section 8.6 is amended by adding the following at the end thereof:

or (c) any event of default that is continuing by Borrower under any Mezzanine Loan Documents;

3.10 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Revolving Line” is an Advance or Advances in an amount not to exceed Eight Million Dollars ($8,000,000) outstanding at any time; provided that, upon Bank’s receipt of evidence satisfactory to Bank of the successful completion of the First Equity Milestone, such amount shall be increased to Eleven Million Dollars ($11,000,000); provided further, that upon Bank’s receipt of evidence satisfactory to Bank of the successful completion of the Second Equity Milestone, such amount shall be further increased to Thirteen Million Dollars ($13,000,000).

“Revolving Line Maturity Date” is August 20, 2016.

3.11 Section 13 (Definitions). The following terms and their respective definitions are added to Section 13.1, in appropriate alphabetical order, as follows:

“First Equity Milestone” is Borrower’s receipt of net cash proceeds of at least Five Million Dollars ($5,000,000) from the issuance of new equity after the Sixth Amendment Date.

“Mezzanine Loans” are, collectively, the Wellington Mezzanine Loan and the SVB Mezzanine Loan.

“Mezzanine Loan Documents” are the agreements, instruments and documents governing the Mezzanine Loans.

“Second Equity Milestone” is Borrower’s receipt of net cash proceeds of at least Ten Million Dollars ($10,000,000) from the issuance of new equity after the Sixth Amendment Date.

“Sixth Amendment Date” is October 24, 2014.

“SVB Mezzanine Loan” means Subordinated Indebtedness of Borrower in an aggregate principal amount of up to Ten Million Dollars ($10,000,000) owing to Bank and its successors and assigns.

“Wellington Mezzanine Loan” means Subordinated Indebtedness of Borrower in an aggregate principal amount of up to Fifteen Million Dollars ($15,000,000) owing to WF Fund IV Limited Partnership (c/o/b/ as Wellington Financial LP and Wellington Financial Fund IV) and their respective permitted successors and permitted assigns.

3.12 Section 13 (Definitions). The definition of “Permitted Liens” is amended by (a) deleting the “and” at the end of clause (i), (b) deleting the period at the end of clause (j) and substituting in lieu thereof “; and” and (c) adding the following new clause (k) to the end thereof:

Liens upon financed Equipment in connection with the purchase of furniture pursuant to Borrower’s real property lease at 300 Park Avenue, San Jose, California 95113.

3.13 Exhibit B (Compliance Certificate). Exhibit B to the Loan Agreement is amended in its entirety and replaced with Exhibit B attached hereto.

4. Limitation of Amendments.

4.1 The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Consent shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Bank to enter into this Consent, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Consent, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Consent and to perform its obligations under the Loan Agreement, as amended by this Consent;

5.3 The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, have been duly authorized by all necessary action on the part of Borrower;

5.5 The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7 This Consent has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Integration. This Consent and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Consent and the Loan Documents merge into this Consent and the Loan Documents.

7. Prior Agreement. Except as expressly provided for in this Consent, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Consent is not a novation and the terms and conditions of this Consent shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Consent and the terms of such documents, the terms of this Consent shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

8. Counterparts. This Consent may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Consent shall be deemed effective upon (a) the due execution and delivery to Bank of this Consent by each party hereto, (b) the due execution and delivery to Bank of a Subordination Agreement in form and substance satisfactory to Bank with respect to the SVB Mezzanine Loan and Mezzanine Liens granted by Borrower in connection with the SVB Mezzanine Loan, (c) the due execution and delivery to Bank of a reaffirmation of subordination agreement in form and substance satisfactory to Bank with respect to the Wellington Mezzanine Loan and Mezzanine Liens granted by Borrower in connection with the Wellington Mezzanine Loan, (d) Bank’s receipt of copies of the fully executed material agreements, instruments and documents governing the Mezzanine Loans, and (e) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Consent in any amount not to exceed $10,000.

10. Governing Law. This Consent and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Xactly Corporation

By:	/s/ Ben Fargo	By:	/s/ Christopher W. Cabrera
Name:	Ben Fargo	Name:	Christopher W. Cabrera
Title:	Vice President	Title:	President and Chief Executive Officer

Centive, Inc.

		By:	/s/ Christopher W. Cabrera
		Name:	Christopher W. Cabrera
		Title:	President

[Signature page to Consent and Sixth Amendment to

Amended and Restated Loan and Security Agreement]

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:

FROM:	XACTLY CORPORATION and CENTIVE, INC.

The undersigned authorized officer of Xactly Corporation, on behalf of Xactly Corporation and Centive, Inc. (individually and collectively, jointly and severally, “Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required federal, state, material foreign and material local tax returns and reports, and Borrower has timely paid all federal, state, material foreign and material local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that the attached financial statements are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes and, that unaudited financial statements may be subject to normal adjustments and need not contain footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings; Deferred Revenue report	Monthly within 30 days	Yes No
Transaction Reports; Borrowing Base Certificate	Monthly within 30 days and with each Advance request	Yes No
Annual Operating Budgets	Within 30 days after approval by board	Yes No
409A Valuation	Within 30 days of completion	Yes No
Capitalization Table	Quarterly within 45 days (only if updated)	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required		Actual	Complies

Maintain as indicated:
Minimum Monthly Recurring Revenue:
Has Recurring Revenue declined for two consecutive months?	Not permitted			Yes No
Recurring Revenue at last month of fiscal quarter:		*	$	Yes No
Maximum Cumulative EBITDA Loss:
Maximum Cumulative (YTD) EBITDA Loss as of end of each fiscal quarter:		**		Yes No
Maximum Capital Expenditures:		***		Yes No

*	Fiscal Quarter	Minimum Monthly Recurring Revenue
	First Quarter 2015	$3,250,000
	Second Quarter 2015	$3,450,000
	Third Quarter 2015	$3,600,000
	Fourth Quarter 2015	$3,900,000
	First Quarter 2016 and thereafter	To be determined by Bank based on receipt of Borrower’s projections in accordance with Section 6.2.

**	Fiscal Quarter	Maximum Cumulative EBITDA Loss
	First Quarter 2015	($4,000,000)
	Q1 and Q2 2015	($8,350,000)
	Q1, Q2 and Q3 2015	($12,000,000)
	Fiscal Year 2015	($14,000,000)
	First Quarter 2016 and thereafter	To be determined by Bank based on receipt of Borrower’s projections in accordance with Section 6.2

***	Fiscal Year	Maximum Capital Expenditures
	2014	≤ $2,500,000
	2015	≤ $2,500,000
	2016 and thereafter	To be determined by Bank based on receipt of Borrower’s projections in accordance with Section 6.2

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

XACTLY CORPORATION, on behalf of itself and all Borrowers	BANK USE ONLY
Received by:
AUTHORIZED SIGNER

By:	Date:
Name:
Title:	Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

Schedule l to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Minimum Monthly Recurring Revenue (Section 6.9(a))

Required:	Borrower’s Recurring Revenue shall not decline for any two consecutive months. In addition, measured at the last month of each fiscal quarter, Borrower’s Recurring Revenue shall not be less than the amounts shown below for the applicable periods shown below:

Fiscal Quarter	Minimum Monthly Recurring Revenue
First Quarter 2015	$3,250,000
Second Quarter 2015	$3,450,000
Third Quarter 2015	$3,600,000
Fourth Quarter 2015	$3,900,000
First Quarter 2016 and thereafter	To be determined by Bank based on receipt of Borrower’s projections in accordance with Section 6.2.

Actual:	$

Is Actual equal to or greater than the required amount?

No, not in compliance	Yes, in compliance

II.	Maximum Cumulative EBITDA Loss (Section 6.9(b))

Required:	Borrower’s EBITDA loss, measured on a cumulative year-to-date basis as of the last day of each fiscal quarter, shall not exceed:

**	Fiscal Quarter	Maximum Cumulative EBITDA Loss
	First Quarter 2015	($4,000,000)
	Q1 and Q2 2015	($8,350,000)
	Q1, Q2 and Q3 2015	($12,000,000)
	Fiscal Year 2015	($14,000,000)
	First Quarter 2016 and thereafter	To be determined by Bank based on receipt of Borrower’s projections in accordance with Section 6.2

Actual:	$

A.	Net Income of Borrower on a year-to-date basis	$

B.	To the extent included in the determination of Net Income

	1. The provision for income taxes	$

	2. Depreciation expense	$

	3. Amortization expense	$

	4. Net Interest Expense	$

	5. Reasonable add-backs for non-cash items including, but not limited to, stock compensation	$

	6. One-time expenses incurred in connection with an IPO of Borrower’s stock	$

	7. The sum of lines 1 through 6	$

C.	EBITDA (line A plus line B.7)	$

Is line C equal to or greater than the required amount?

No, not in compliance	Yes, in compliance

III.	Maximum Capital Expenditures (Section 6.9(c))

Required:	Fiscal Year	Maximum Capital Expenditures
	2014	≤ $2,500,000
	2015	≤ $2,500,000
	2016 and thereafter	To be determined by Bank based on receipt of Borrower’s projections in accordance with Section 6.2

Actual:	$

Is Actual less than or equal to maximum permitted amount?

No, not in compliance	Yes, in compliance